EXHIBIT 99.1

Commonwealth Bankshares, Inc., Norfolk, VA, Announces the Groundbreaking of its New Kitty Hawk, North Carolina Branch

NORFOLK, Va., Jan. 8, 2008 (PRIME NEWSWIRE) -- Commonwealth Bankshares, Inc. (Nasdaq:CWBS) today announced the groundbreaking of its new Kitty Hawk, North Carolina branch. This branch will be a significant new addition to Bank of the Commonwealth and to the Kitty Hawk business community.

Edward J. Woodard, Jr., CLBB, Chairman of the Board, President and CEO, commented, "Bank of the Commonwealth is embarking on a significant new period of growth on the Outer Banks and throughout Northeastern North Carolina. We currently have branch facilities in Waves on Hatteras Island, and Powells Point in Currituck County. Our Moyock branch is currently under construction with plans to open this spring. We are very pleased to bring our `Come bank with your neighbor' philosophy to Kitty Hawk."

Mr. Woodard continued to say, "Our growing presence on the Outer Banks and Northeast North Carolina will provide unequaled convenience for customers and a significant competitive advantage for our Bank. Along with traditional Banking services, we will offer mortgage, insurance and title insurance services and investment & trust advisory services at this branch. This new branch in Kitty Hawk, our 19th location and our 4th location in Northeastern North Carolina, represents our commitment to the area and our belief in the people of Kitty Hawk and the Outer Banks. Our commitment goes beyond building a new facility, but also to building value-added relationships with our customers and the community."

About Commonwealth Bankshares

Commonwealth Bankshares, Inc. is the parent of Bank of the Commonwealth which opened its first office in Norfolk, Virginia, in 1971, creating a community bank that was attuned to local issues and could respond to the needs of local citizens and businesses. Over the last three decades, the Company's growth has mirrored that of the communities it serves. Today, Bank of the Commonwealth has seventeen bank branches strategically located throughout the Hampton Roads and Northeastern North Carolina regions and an extensive ATM network for added convenience. The Company continues to grow and develop new services, such as Online Banking and a Corporate Cash Management program and at the same time, maintain the longstanding commitment to personal service. Our slogan conveys our true corporate philosophy: "When you bank with us, you bank with your neighbors." Bank of the Commonwealth offers trust services through a division of the Bank, insurance services through its subsidiary BOC Insurance Agencies of Hampton Roads, Inc., title services through its subsidiary Executive Title Center, mortgage funding services through its subsidiary Bank of the Commonwealth Mortgage and investment related services through its subsidiary, Commonwealth Financial Advisors, LLC.* Additional information about the company, its products and services, can be found on the Web at www.bankofthecommonwealth.com.

* Securities and Insurance Products are: not insured by FDIC or any Federal Government Agency ; May Lose Value ; Not a Deposit of or Guaranteed by the Bank or any Bank Affiliate. Securities and insurance offered through BI Investments, LLC, member NASD and SIPC. BI Investments is associated with Bank of the Commonwealth. Commonwealth Financial Advisors, LLC is a wholly-owned subsidiary of Bank of the Commonwealth. This press release contains forward-looking statements. Words such as "anticipates," " believes," "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management's current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include, among others: changes in the national and local economies or market conditions; changes in interest rates, deposit flows, loan demand and asset quality, including real estate and other collateral values; changes in banking regulations and accounting principals, policies or guidelines; and the impact of competition from traditional or new sources. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. Commonwealth Bankshares, Inc. undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

CONTACT: Edward J. Woodard, Jr., CLBB, Chairman of the Board, President
           and Chief Executive Officer
         (757) 446-6904
         ewoodard@bocmail.net
         www.bankofthecommonwealth.com
         P.O. Box 1177
         Norfolk, VA  23501